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                                                                   EXHIBIT 10.29


                     STOCK GRANT AND STOCK OPTION AGREEMENT

        This Stock Option Agreement ("Agreement") is made and entered into as of the 24th day of December, 1997, by and between Bikers Dream, Inc., a California corporation ("Company") and Herm Rosenman ("Optionee").

                                    RECITALS

        WHEREAS, Rosenman is presently employed as the Company's President and Chief Executive Officer pursuant to an employment agreement dated August 31, 1997, as amended, (the "Employment Agreement");

        WHEREAS, in connection therewith, the Company has agreed to grant Rosenman certain shares of the Company's common stock upon the terms and conditions contained herein; and

        WHEREAS, in connection therewith, the Company has agreed to grant to Optionee, effective September 1, 1997, an option to purchase shares of the Company's common stock upon the terms and conditions contained herein;

        NOW, THEREFORE, in consideration of the promises and of the mutual agreements set forth herein, the parties hereto agree as follows:

        1. Stock Grant. Company shall grant Rosenman up to 150,000 shares of the Company's restricted common stock, to be issued in 50,000 share allotments on each of the first, second and third anniversaries of the execution of the Employment Agreement, provided as to each such allotment Rosenman is still employed thereunder at each such vesting date.

        2.. Grant of Option. Company hereby grants to Optionee, effective September 1, 1997, the right and option to purchase 2,300,000 shares of the Company's restricted common stock (the "Option Shares") at an exercise price of $1.00 per share, subject to the terms of this agreement (the "Option"). The Option shall vest as set forth on Schedule A attached hereto and incorporated herein by reference.

        3.     Option Exercise, Stockholder Rights and Legal Requirements

               (i) Exercise of Option. The Option may be exercised, to the extent it has vested, at any time during the five year period beginning at the vesting date.

               (ii) Method of Exercise. The Option may be exercised by giving written notice of exercise of the Option to the Company at the address set forth below. The notice shall state Optionee's election to exercise the Option and the number of Option Shares with respect to which the Option is being exercised and shall be accompanied by full payment of the purchase price of the shares. A certificate or certificates for the shares shall be delivered to Optionee as soon as practicable after receipt of the notice and payment. If the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary in connection with the exercise of the option, then in such event, the exercise of the Option shall not be effective unless and until the Company has received payment of all amounts it is required to withhold.

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               (iii) Stockholder Rights.  No rights or privileges of a
stockholder in the Company are conferred by reason of the granting of this Option. Optionee will not become a stockholder in the Company with respect to the Option Shares unless and until the Option has been properly exercised and the option price fully paid as to the number of option shares as to which the option has been exercised.

               (iv) Legal Requirements. The Company may require Optionee, or any transferee, as a condition of exercising the Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the Option Shares for such person's own account and not with any present intention of selling or otherwise distributing the shares. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

        4. Change in Control. On the date of any termination of Optionee's employment arising pursuant to a Change in Control (as hereinafter defined), whether voluntary or involuntary, if there exists no basis for termination pursuant to Section 6 of the Employment Agreement, the vesting schedule referenced in paragraph 2 shall be accelerated and the entirety of the Option shall be immediately vested.


           (a) A "Change in Control" shall occur when:

               (i) any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 as in effect on the date hereof, herein called the "Act"), other than a person beneficially owning (as such term is used in Section 13(d)(1) of the Act) 15% or more of the voting securities of the Company on August 31, 1997, or any person substantially all of the equity of which is owned by the persons who beneficially owned the voting securities of the Company on August 31, 1997, becomes the beneficial owner, directly or indirectly, of securities representing at least 25% of the combined voting power of the then outstanding securities of the Company; or

               (ii) during any period of twenty-four consecutive months
(whether commencing before or after the date of this Agreement), individuals who at the beginning of such period constituted the Company's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, of each new director (A) was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or (B) was pursuant to an arrangement the same as or substantially similar to any arrangement pursuant to which such new director's predecessor was nominated; or

               (iii) unless theretofore approved by a vote of at least two-thirds of the Continuing Directors (as hereinafter defined), there is the approval by the stockholders of the Company of any merger or consolidation, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of any assets of the Company or any subsidiary with or to


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(A) any Interested Stockholder (as hereinafter defined) or (B) any other person which is, or after such transaction would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                      (iv) there is the approval by the stockholders of the Company of any plan or proposal for the Company to be Acquired (as hereinafter defined) or for the liquidation or dissolution of the Company.

               (b) The Company shall be considered to be "Acquired" only if the owners of the Company's voting securities immediately prior to the effective date of any sale, reorganization, merger, consolidation, liquidation or similar transaction will not own immediately thereafter, as a result of having owned such voting securities, securities representing a majority of the combined voting power of the then outstanding securities of the Company or the entity that then owns, directly or indirectly, the Company or all or substantially all its assets.

               (c) "Interested Stockholder" shall mean any person (other than the Company, any subsidiary thereof, any person owning any voting securities of the Company on August 31, 1997 or any person substantially all of the equity of which is owned by the persons who beneficially owned the voting securities of the Company on August 31, 1997) who or which:

                      (i) is the beneficial owner, directly or indirectly, of securities representing 10% or more of the combined voting power of the then outstanding securities of the Company;

                      (ii) is an Affiliate of the Company, and at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of securities representing 10% or more of the combined voting power of the then outstanding securities of the Company;

                      (iii) is an assignee of or has otherwise succeeded to any voting securities of the Company which were at any time within the two year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               (e) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Act.

               (f) "Continuing Director" means any member of the Company's Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder and any successor or a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a vote of at least two-thirds of the Continuing Directors then on the Board.

        4. Restrictions on Transfer. Neither the Option granted hereby nor the Option Shares shall be sold or transferred until either (i) they first have been registered under the Securities Act, or (ii) the Company first has been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.


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               The certificates evidencing the shares issued upon exercise of the Option will bear the following restrictive legend unless a registration statement is in effect with respect to the sale of Option Shares issued upon exercise of the Option:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

        5. Termination. This Agreement is subject to the continuing effectiveness of the Employment Agreement. The termination of the Employment Agreement will result in the concurrent termination of this Agreement, provided, however, that any portion of the Option that has previously vested shall remain vested notwithstanding such termination, but any remaining portion of the Option shall be canceled except as provided in paragraph 3 above.

        6. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with subsequent letter confirmation by mail) to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

        If to the Company:          Bikers Dream, Inc.
                                    1420 Village Way
                                    Santa Ana, California 92705
                                    Attn: Donald Duffy, Director
                                    Fax:  (714) 835-2414

        If to Optionee:             Herm Rosenman
                                    111 Marquez Place #309
                                    Pacific Palisades, California 90272
                                    Fax: (310) 454-4315

        7. Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties without consent of the other. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

        8. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal law, and not the law pertaining to conflicts or choice of law, of the State of California.

        9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


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        10. Complete Agreement. This Agreement contains the entire agreement among the parties with respect to the specific subject matter hereof and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments and understandings.

        11. Modifications, Amendments and Waivers. This Agreement may be modified, amended or otherwise supplemented only by a writing signed by all of the parties. No waiver of any right or power hereunder shall be deemed effective unless and until a writing waiving such right or power is executed by the party waiving such right or power.

        12. Attorneys' Fees and Costs. Should any party institute any action or proceeding in any court to enforce any provision of this Agreement, the prevailing party shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

        13.    Contract Interpretation; Construction of Agreement.

               (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, section, exhibit, schedule, preamble, recital and party references are to this Agreement unless otherwise stated.

               (b) No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.
        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


                                         COMPANY

                                        /s/ Anne Todd
                                        ----------------------------------------
                                         Anne Todd, Secretary



                                         OPTIONEE

                                        /s/ Herm Rosenman
                                        ----------------------------------------
                                         Herm Rosenman

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                                   SCHEDULE A

                                VESTING SCHEDULE

1. The Option will vest as to the number of shares listed in the "Automatic Vesting" column on the indicated date. The Option will vest as to the number of shares indicated under the Performance Options column as indicated in paragraph 2.

        Date                        Automatic Vesting              Performance Options
        ----                        -----------------              -------------------
        September 1, 1998               400,000                             --
        September 1, 1999               200,000                         200,000
        September 1, 2000               250,000                         250,000
        September 1, 2001               250,000                         250,000
        September 1, 2002               250,000                         250,000

2. The Performance Options will vest as follows:

               Percent of Budget Achieved          Percent of Performance Options Vesting
               --------------------------          --------------------------------------
                      up to 75%                                  0%
                      75% to 100%                             75% to 100%

        The Performance Options will vest ratably with the percentage of budget achieved in excess of 75%.

        The budget referenced herein is the budget which shall be submitted annually by Mr. Rosenman and the management team, and approved by the board of directors.

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